UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2019

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders
On April 15, 2019, Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") reconvened and concluded its 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting") at 1520 E. Grand Avenue, El Segundo, California. As previously reported in the Registrant's March 14, 2019 Current Report on Form 8-K, the 2018 Annual Meeting commenced on March 13, 2019 and the Registrant's stockholders voted on Proposal 1, Proposal 3, Proposal 4 and Proposal 5 at such time. The Registrant adjourned the 2018 Annual Meeting with respect to Proposal 2 - amendment and restatement of the Registrant's charter. At the close of business on December 21, 2018, the record date of the 2018 Annual Meeting, there were 78,031,951 outstanding shares entitled to vote at the 2018 Annual Meeting.
The Registrant adjourned the 2018 Annual Meeting until March 29, 2019, and again until April 15, 2019 to allow for additional time to solicit stockholder votes on Proposal 2.
Proposal 2 relates to the amendment and restatement of the Registrant’s charter (the “Second Amended and Restated Charter”). Proposal 2 proposed the amendment and restatement of the Registrant’s charter to: (i) remove or revise the provisions included from the North American Securities Administrators Association’s ("NASAA") Statement of Policy Regarding Real Estate Investment Trusts, so that the resulting charter would be more similar to those of publicly-traded REITs incorporated in Maryland; and (ii) to enable the declaration and payment of a dividend of one class of stock to the holders of another class of stock. The Form of Second Amended and Restated Charter would only become effective after being filed with, and accepted by, the State Department of Assessments and Taxation of the State of Maryland. The Registrant will file the proposed Form of Second Amended and Restated Charter at such time as its board of directors determines it is in the Registrant's best interests to effectuate a potential liquidity event or other strategy, and there is no guarantee that the Form of Second Amended and Restated Charter will ever be filed. Stockholder approval of Proposal 2 authorizes the Registrant to file the Form of Second Amended and Restated Charter at any time during the five year period beginning on the date of approval of the proposal. A copy of the Form of Second Amended and Restated Charter and more detail on Proposal 2 are included in the Registrant's definitive proxy statement and prospectus filed with the Securities and Exchange Commission on February 4, 2019. With regards to Proposal 2, the amendment and restatement of the Registrant's charter was approved by the following vote:

	Votes For:	Votes Against:	Votes Abstained:	Broker Non-Votes:
Amendment and Restatement of Registrant's charter	39,792,178	879,817	2,461,648	9,481,875

Item 8.01.    Other Events
Amendment and Restatement of Distribution Reinvestment Plan
On April 15, 2019, the board of directors of the Registrant amended and restated the Registrant's Distribution Reinvestment Plan (the "DRP") to include, as eligible participants in the DRP, stockholders holding Class E shares of the Registrant's common stock. Such stockholders will represent the former stockholders of Griffin Capital Essential Asset REIT, Inc. ("GCEAR") upon consummation of the proposed merger of GCEAR with and into Globe Merger Sub, LLC ("Merger Sub"), a wholly-owned subsidiary of the Registrant, pursuant to the Agreement and Plan of Merger dated as of December 14, 2018, by and among the Registrant, Griffin Capital Essential Asset Operating Partnership II, L.P., the operating partnership of the Registrant, Merger Sub, GCEAR and Griffin Capital Essential Asset Operating Partnership, L.P., the operating partnership of GCEAR, as described in the Registrant's definitive proxy statement and prospectus filed with the Securities and Exchange Commission on February 4, 2019. This Current Report on Form 8-K serves as the 10 days' notice of the amendment per the terms of the DRP. Stockholders holding Class E shares of the Registrant's common stock shall automatically be enrolled in the DRP if such stockholders were previously enrolled in the GCEAR distribution reinvestment plan, unless such stockholders notify the Registrant and request to be excluded from the DRP.
The foregoing description of certain terms of the amended and restated DRP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amended and restated DRP, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.

4.1	Amended and Restated Distribution Reinvestment Plan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: April 15, 2019	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary